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EXHIBIT 2.2

FIRST AMENDMENT TO
ASSET PURCHASE AGREEMENT

        This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is made as of the 3rd day of April, 2003, by and between OAK TECHNOLOGY, INC., a Delaware corporation ("Seller") and SUNPLUS TECHNOLOGY CO. LTC., a Taiwanese corporation ("Buyer"). Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Asset Purchase Agreement (as defined below).

RECITALS

        A.    Seller and Buyer executed an Asset Purchase Agreement, dated as of February 5, 2003 (the "Asset Purchase Agreement"), providing for the sale, transfer and assignment to Buyer of the Purchased Assets and the assumption by Buyer of the Assumed Liabilities, upon the terms and subject to the conditions of the Asset Purchase Agreement.

        B.    Pursuant to Section 11.4 of the Asset Purchase Agreement, the parties hereto wish to amend the Asset Purchase Agreement as provided herein.

        NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), intending to be legally bound hereby, the parties hereby agree as follows:

        1.    Section 2.3(c) of the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:

          "(c) If Buyer obtains the Taiwan Approvals on or before the date that is nine (9) months from the Closing Date, then Seller and Buyer shall immediately notify Escrow Agent in accordance with the terms of the Escrow Agreement to release Seven Million U.S. Dollars (US $7,000,000) of the Escrow Amount (the "Initial Stock Payment") to Buyer on the date that is five (5) Business Days from the date of receipt of notice by the Escrow Agent (the "Initial Share Delivery Date"). Upon receipt of the Initial Stock Payment, Buyer shall then issue and deliver to Seller on the Initial Share Delivery Date such number of Shares that equals the Initial Stock Payment converted into New Taiwan Dollars ("NT$") based on the Conversion Rate (as hereinafter defined) divided by the Buyer Common Stock Market Price as of the Initial Share Delivery Date. Five (5) Business Days after the date that is nine (9) months from the Closing Date (the "Final Share Delivery Date"), Escrow Agent shall release to Buyer an amount equal to Seven Million U.S. Dollars (US $7,000,000) plus any accrued interest, minus any amounts paid for any Losses incurred in connection with the Agreement, and minus any amounts for which a claim for Losses was made by Buyer under this Agreement and such claim is pending (the "Final Stock Payment"). Upon receipt of the Final Stock Payment, Buyer shall then issue and deliver to Seller on the Final Share Delivery Date such number of Shares that equals the Final Stock Payment converted into NT$ based on the Conversion Rate divided by the Buyer Common Stock Market Price as of the Final Share Delivery Date (each of the Initial Share Delivery Date and the Final Share Delivery Date, a "Delivery Date")."

        2.    Section 2.3(d) of the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:

          "(d) If Buyer fails to obtain the Taiwan Approval on or before the date that is nine (9) months from the Closing Date, then Seller and Buyer shall immediately notify Escrow Agent in accordance with the terms of the Escrow Agreement to release to Seller the Escrow Amount plus interest accrued thereon, minus any amount paid to Buyer for any Losses incurred in connection with the

  Agreement and the transactions contemplated hereby and minus any amount for which a claim for Losses was made by Buyer under this Agreement and such claim is still pending."

        3.    Section 7.2(f) of the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:

          "(f)  certificate dated as of the Closing Date and signed by the President of Buyer, which shall (i) certify the names of the officers of Buyer authorized to sign this Agreement, the Collateral Documents and the other documents, instruments or certificates to be delivered pursuant to this Agreement by Buyer or any of its officers, together with the true signatures of such officers; (ii) attach a copy of the Certificate of Incorporation of Buyer notarized by a notary public in the Republic of China; (iii) certify a copy of the resolutions of the Board of Directors of Buyer evidencing the adoption of the approval of this Agreement and the other matters contemplated hereby; and (iv) attach certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement and the transactions contemplated hereby."

        4.    Following Section 7.2(f) of the Asset Purchase Agreement, Section 7.2(g) is hereby inserted as follows:

          "(g) certificate dated as of the Closing Date and signed by the President of Sunext Technology Co., Ltd., a Taiwanese corporation ("Sunext"), which shall (i) certify the names of the officers of Sunext authorized to sign the Assumption Agreement and the other documents, instruments or certificates to be delivered pursuant to this Agreement or the Assumption Agreement by Sunext or any of its officers, together with the true signatures of such officers; (ii) attach a copy of the Certificate of Incorporation of Sunext notarized by a notary public in the Republic of China; (iii) certify a copy of the resolutions of the Board of Directors of Sunext evidencing the adoption of the approval of this Agreement and the other matters contemplated hereby; and (iv) attach certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement, the Assumption Agreement and the transactions contemplated hereby and thereby."

        5.    Section 8.2(e) of the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:

          (e)  "Seller shall have executed and delivered to Buyer the Transition Services Agreement."

        6.    Schedules.    The Schedules are hereby amended by the Addendum to Schedules attached hereto as Exhibit A.

        7.    Effect of Amendment.    Other than with respect to the Sections of and schedules to the Asset Purchase Agreement specifically enumerated above, this Amendment does not modify, change or amend the Asset Purchase Agreement, and such Asset Purchase Agreement shall remain in full force and effect as amended hereby.

        8.    Governing Law.    This Amendment shall be governed by and construed and interpreted in accordance with the laws of the state of California, irrespective of the choice of laws principles of the state of California, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

        9.    Consent to Jurisdiction.    Buyer irrevocably submits, and Seller irrevocably submits and agrees to cause its Subsidiaries to irrevocably submit to, the exclusive jurisdiction of the State of California for the purposes of any suit, action or other proceeding arising out of this Amendment or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Amendment or any transaction contemplated hereby shall be brought by it or any of its Affiliates except in such courts). Buyer irrevocably and unconditionally waives (and agrees not to plead or claim), and Seller irrevocably and unconditionally waives (and agrees not to plead or claim) and agrees to cause the Subsidiaries to irrevocably and unconditionally waive (and not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Amendment or the transactions contemplated hereby in the State of California or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        10.    Counterparts; Facsimile Execution.    This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment to be signed by their duly authorized representatives, all as of the date first written above.

OAK TECHNOLOGY, INC.
By:	Name: Title:
SUNPLUS TECHNOLOGY CO., LTD.
By:	Name: Title:

        [Signature Page to First Amendment to Asset Purchase Agreement]

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FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT